Exhibit 10.3

STANDARD COMMERCIAL LEASE

ARTICLE 1. BASIC LEASE TERMS

1.1           Parties.  This lease agreement (“Lease”) is entered into this 26th day of May, 2006 (“Effective Date”) by and between Plymouth 2200, LLP, a Minnesota limited liability partnership, or its assigns (“Landlord”) and Enpath Medical, Inc., a Minnesota corporation (“Tenant”).

1.2           Premises.  In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant the premises (“Premises”) as illustrated on Exhibit A attached hereto consisting of approximately 95,691 rentable square feet of warehouse/manufacturing space in the building located at 2300 Berkshire Lane North, Plymouth, Minnesota (“Building”), which consists of approximately 244,016 rentable square feet, situated on land legally described on Exhibit B attached hereto (“Property”).  Appurtenant to the Premises shall be a non-exclusive license for Tenant to have access over, on and through the Building and the Property for use of the parking lots, driveways, sidewalks, hallways and other common areas.

1.3           Term.  Subject to and upon the conditions set forth herein, the “Initial Term” of this Lease shall be 120 months commencing on January 1, 2007 the (“Commencement Date”) and shall terminate on December 31, 2016 unless sooner terminated as hereinafter provided.

1.4           Renewal Terms.  Tenant shall have the right to renew the term of the Lease for one (1) period of five (5) years (each a “Renewal Term”).  Tenant shall exercise its right to renew the Lease by giving Landlord written notice (“Renewal Notice”) no less than one (1) year prior to the commencement of the applicable Renewal Term.  Provided, however, Tenant shall not be in default, beyond any applicable cure or notice period, at the time of giving the Renewal Notice or at any time thereafter to and including the commencement of the Renewal Term.  The Initial Term and Renewal Terms shall be collectively referred to herein as the “Term.”

Notwithstanding the foregoing, the option to renew this Lease as set forth in this Section 1.4 is “personal” to Tenant and therefore not transferable, except that Landlord agrees that this limitation on transfers shall not be applicable with respect to:  i) an assignment or sublease to a subsidiary or parent company of Tenant; or ii) an assignment to an entity which has acquired all of Tenant’s stock, or substantially all of Tenant’s assets or has merged with Tenant, provided the assignee or sublessee assumes Tenant’s obligations under the Lease in writing.

1.5	Base Rent. “Base Rent” is:

	Year 1 [1/1/07-12/31/07]:	Monthly payments of $33,623.85
($4.30 per rental square foot of space leased by Tenant)

Years 2-16:

Base Rent shall increase annually commencing with the first annual anniversary of the Commencement Date by the lesser of (i) 2.5%, or (ii) any increase based on the Consumer Price Index calculation set forth in Section 2.2 below.

1.6	Addresses.

	Landlord’s Address:	Tenant’s Address:

	c/o Continental Property Group	2300 Berkshire Lane
	253 East Lake Street	Plymouth, MN
Wayzata, MN 55391

1.7	Permitted Use.	Office, warehouse and manufacturing.

1.8	Security Deposit.	Wavied.

1.9	Pro-Rata Share.

Thirty-nine and twenty-two hundredths percent (39.22%) (The percentage calculated by dividing the number of rentable square feet of space in the Premises by the total rentable square feet of space in the Building.)

1.10	Delivery Date.	July 1, 2006.

1.11	Delivery Fee.

	October 1, 2006:	$30,000
	November 1, 2006:	$30,000
	December 1, 2006:	$30,000

ARTICLE 2. RENT

2.1           Base Rent.  Tenant agrees to pay monthly as Base Rent during the Term of this Lease the sum set forth in Section 1.5 of this Lease, which amount shall be payable to Landlord at the address shown above. The first monthly installment of Base Rent shall be due and payable to Landlord on the Commencement Date for the first month’s rent and each monthly installment of rent shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the Term of this Lease, provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month during the term of this Lease.  Tenant shall pay, as additional rent, all other sums due under this Lease.  Tenant shall pay the first Delivery Fee payment to Landlord immediately upon Landlord’s delivery of the Premises to Tenant.  Notwithstanding anything in this Lease to the contrary, if Landlord cannot deliver possession of the Premises to the Tenant on the Delivery Date due to a holding over by a prior tenant, Tenant’s default, or casualty affecting the Premises, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the Delivery Fee and all rents and other amounts due hereunder shall be abated until Landlord delivers possession and the expiration date of the Lease shall be extended by the corresponding number of days that the Commencement Date is postponed.  Provided, however, if Landlord does not deliver possession of the Premises to Tenant within thirty (30) days after the Delivery Date, then Tenant may terminate the Lease upon giving Landlord written notice.

2.2           CPI Calculation.  Rent shall increase annually commencing with the first anniversary of the Commencement Date, and then again on each successive anniversary of the Commencement Date thereafter through the balance of the Term as follows:  the monthly Base Rent in effect prior to the year in question (the “Prior Rent”) shall be increased during the year in question to equal the sum of (A) the Prior Rent, plus, (B) the product of (i) the sum of the numeral 1 plus the amount equal to the “Percentage Increase” (as defined below), multiplied by ii) the Prior Rent, provided that in no event shall annual Rent during any year be less than the annual Rent during the previous year.

The following terms shall have the meanings assigned to them in this Section 3:

(i)            “CPI” means the “Consumer Price Index for All Urban Consumers, Minneapolis-St. Paul, MN-WI, All Items, Standard Reference Base 1982-84=100” issued by the Bureau of Labor Statistics of the United States Department of Labor.  If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised Index which would produce results equivalent, as nearly as possible, to those, which would be obtained if the CPI had not been so revised.  If the 1982-84 average shall no longer be used as an index of 100, such change shall constitute a substantial revision.  If the CPI become unavailable to the public because publication is discontinued, or otherwise becomes unavailable, the Landlord shall substitute a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index is available, then a comparable index published by a major bank, or other financial institution, university or recognized financial publication.

(ii)           “Base CPI” means CPI in effect during the 13th month prior to the month in which the Rent in question is to be effective.

(iii)          “Calculation Month” means the month prior to the month in which the Rent in question is to become effective.

(iv)          “Percentage Increase” means the percentage equal to the fraction, the numerator of which shall be the CPI in effect in the current Calculation Month less the Base CPI, and the denominator of which shall be the Base CPI.

2.3           Operating Expenses.  Tenant shall also pay as additional rent Tenant’s Pro Rata Share of the Operating Expenses of Landlord for the Building of which the Premises are a part.  Landlord shall, on or before December 31st of each calendar year during the Term of this Lease, give Tenant an estimate of the Operating Expenses payable per square foot of rentable area for the next calendar year.  Tenant shall pay, as additional rent, along with its monthly Base Rent, one-twelfth (1/12) of such estimated Operating Expenses.  Landlord may invoice Tenant monthly for Tenant’s Pro Rata Share of the estimated Operating Expenses for each calendar year, which amount shall be adjusted from time-to-time by Landlord based upon anticipated Operating Expenses. Within four (4) months following the close of each calendar year, Landlord shall provide Tenant an accounting prepared in accordance with Generally Accepted Accounting Principals (GAAP) showing in reasonable detail all computations of additional rent due under this Section.  In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by evidence of a credit to Tenant’s account.  In the event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent.  Notwithstanding any other provision in this Lease, during the year in which this Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant’s pro rata share of the operating expenses based upon the previous year’s operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which the termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including such termination date bears to 365.  Tenant agrees to pay any additional rent due under this Section within thirty (30) days following receipt of the invoice or accounting showing additional rent due. Tenant’s pro rata share set forth in Section 1.9 shall be equal to a percentage based upon a fraction, the numerator of which is the rentable square feet of space in the Premises as set forth in Section 1.2 and the denominator of which shall be the rentable square feet of space in the Building as set forth in Section 1.2.

2.4           Definition of Operating Expenses.  The term “Operating Expenses” includes all expenses incurred by Landlord with respect to the maintenance and operation of the Building of which the Premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other common Building utility charges; signage; security system charges; security, window washing and janitorial services; trash and snow removal; lawn mowing, landscaping and pest control; management fees (not to exceed 5% of the gross rental income of the Building), reasonable wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building or project including parking and common areas; improvements made to the Building which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; installation of any device or other equipment or capital improvement which improves the operating efficiency of any system within the Premises and thereby reduces Operating Expenses; any and all necessary replacements of the roof, structural portions of the Building, foundation and HVAC equipment done by Landlord and reimbursed by Tenant as additional rent, provided however said costs shall be amortized over the useful life of such replaced item according to GAAP; and all other expenses which would generally be regarded as operating, repair, replacement and maintenance expenses, all real property taxes and installments of special assessments (payable over the longest time period available), including dues and assessments by means of deed restrictions and/or owners associations which accrue against the Building during the term of this Lease and reasonable legal fees incurred in connection with actions to reduce the same; and all insurance premiums Landlord is required to pay or deems necessary to pay, including fire and extended coverage, rent loss and public liability insurance, with respect to the Building.  Operating Expenses shall not include (a) costs of alterations of the premises of other tenants of the Building; (b) costs of capital improvements to the Building or Property except as expressly stated above; (c) depreciation charges; (d) interest and principal payments on mortgages or security agreements concerning the Building;  (e) real estate leasing and brokerage commissions; and (f) any expenditure for which Landlord has been reimbursed by insurance, judgment award or other means.

2.5           Late Payment Charge.  Other remedies for nonpayment of rent notwithstanding, if the monthly Base Rent payment or any additional rent payment due from Tenant to Landlord is not received by Landlord on or before the fifth (5th) day of the month for which the rent is due, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

2.6           Increase in Insurance Premiums.  If an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant’s use of the Premises or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

2.7           Security Deposit.  N/A

2.8           Holding over.  In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such holdover an amount equal to 1.5 times the Base Rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease together with all additional rent as provided in this Lease.  Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant’s receipt of notice from Landlord to vacate.  The rental payable during the holdover period shall be payable to Landlord on demand.  No holding over by Tenant whether with or without the consent of Landlord shall operate to extend the term of this Lease.

ARTICLE 3. OCCUPANCY AND USE

3.1           Use.  Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the Permitted Use as set forth in Section 1.7.  Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance.  Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building use any apparatus or machine which makes undue noise or causes vibration in any portion of the Building or otherwise materially interfere with or disturb any other tenant of the Building in its normal business operations or Landlord in its management of the Building.  Tenant shall neither permit any waste on the Premises nor allow the Premises to be used in any way, which would in the option of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building

3.2           Signs.  No sign of any type or description shall be erected, placed or painted in or about the Premises, which is visible from the outside of the Premises, except those signs submitted to Landlord in writing and approved by Landlord in writing, and which signs are in conformance with Landlord’s sign criteria established for the project, attached hereto as Exhibit D.

3.3           Compliance with Laws, Rules and Regulations.  Tenant, at Tenant’s sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises.  Tenant will comply with the rules and regulations of the Building adopted by Landlord in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Premises.  A copy of the current rules and regulations are attached hereto as Exhibit E.  All changes and amendments to the rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

3.4           Warranty of Possession.  Landlord warrants that it is the owner of the Building and the Property, that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof.

3.5           Right of Access.  Landlord or its authorized agents shall at any and all reasonable times, upon giving Tenant no less than 24 hours notice (except in an emergency in such instance Landlord is not required to give prior notice), have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or lessees, and to alter, improve or repair the Premises or any other portion of the Building.  Tenant hereby waives any claim for damages against Landlord for injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby, except for Landlord’s gross negligence or willful misconduct or omission.  Landlord shall at all times have and retain a key with which to unlock the main door to the Premises.  Landlord shall have the right to use any and all means, which Landlord may deem proper to open any door in an emergency without liability therefore, except for Landlord’s gross negligence and willful misconduct to the extent affected by Section 7.4 below.  Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation and maintenance of the Building.

3.6           Early Occupancy.  Landlord shall deliver possession of the Premises to Tenant no later than the Delivery Date set forth in Section 1.10 above to commence the construction and installation of the Tenant Improvements (as defined in Section 6.1 below).  If Tenant is given and accepts possession of the Premises on or before the Delivery Date, Tenant shall immediately pay the Delivery Fee as set forth in Section 1.11 above to Landlord and all covenants, agreements and obligations herein and the term of this Lease shall commence.

3.7           Parking.  At no charge to Tenant, Landlord grants Tenant the non-exclusive use of the parking lot situated on the Property.  If Tenant is unable to utilize this parking lot to the extent necessary for its business, employees, agents and guests, then Landlord agrees to construct additional parking on the Property in the area depicted on Exhibit F attached hereto to the extent permitted by applicable governmental laws, ordinances and regulations.

ARTICLE 4. UTILITIES AND SERVICE

4.1           Building Services.  Tenant shall pay when due, all charges for utilities furnished to or for the sole use or benefit of Tenant or the Premises.  Tenant shall have no claim for rebate of rent on account of any interruption in service.

4.2           Theft or Burglary.  Landlord shall not be liable to Tenant for losses to Tenant’s property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building.

ARTICLE 5. REPAIRS AND MAINTENANCE

5.1           Landlord Repairs.  Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises during the Term of this Lease except as are set forth in this Section.  Landlord shall maintain, repair and replace all portions of the Building (excluding the Premises) and the Property including the Building’s foundation and roof, parking, sidewalks, landscaping and common areas, the structural soundness of the exterior walls, doors, corridors, and other structures serving the Premises, provided, that Landlord’s cost of maintaining, replacing and repairing the items set forth in this Section shall be Operating Expenses subject to the additional rent provisions in Section 2.3 and 2.4.  Landlord shall not be liable to Tenant except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

5.2           Tenant Repairs.  Tenant shall, at all times throughout the Term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and good condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant’s obligations hereunder shall include, but not be limited to, the maintenance, repair, and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures that solely serve the Premises and equipment, fixtures, motors and machinery solely serving the Premises, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass.  When used in this provision, the term “repairs” shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work.  The Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice.  If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after no less than thirty (30) days notice shall have been given Tenant, in accordance with this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, except for Landlord’s gross negligence or willful misconduct to the extent affected by Section 7.4 below, and upon completion thereof Tenant shall pay to Landlord all costs plus five percent (5%) for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor.

5.3           Tenant Damages.  Tenant shall not allow any damage to be committed on any portion of the Premises or Building or common areas, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear and casualty losses excepted.  The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant.

ARTICLE 6. ALTERATIONS AND IMPROVEMENTS

6.1           Tenant Improvements.  Tenant shall, at Tenant’s expense, construct and install any and all improvements, equipment and fixtures within the Premises or otherwise make such alterations to the Premises as Tenant deems necessary for its use during the Term, which are generally set forth on Exhibit C attached hereto (“Tenant Improvements”).  Tenant shall obtain all necessary governmental permits and approvals to perform said work and use reasonable diligence to install and construct the Tenant Improvements in a good and workmanlike manner in compliance with all laws, rules and ordinances.  Tenant agrees to promptly pay the cost of all such Tenant Improvements.  All Tenant Improvements, except furniture, equipment and trade fixtures placed in the Premises at the expense of Tenant, shall become the property of Landlord and shall remain upon and be surrendered with the Premises to Landlord as a part thereof at the termination of this Lease.  Notwithstanding, Tenant shall repair any and all damage caused to the Premises upon removal of its equipment and trade fixtures.

ARTICLE 7. CASUALTY AND INSURANCE

7.1           Substantial Destruction.  If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) days from the date of the destruction, or if insurance proceeds are not made available to Landlord, or are inadequate, for restoration, this Lease shall terminate at the option of Landlord by written notice to Tenant within sixty (60) days following the occurrence, and the Base Rent and additional rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.  If Landlord does not terminate the Lease as permitted herein, all rentals due under this Lease shall abate during the time the Premises are untenantable, in whole or in part, in proportion to the amount of the Premises that are untenantable and Landlord shall diligently repair or rebuild the Premises or the Building, in compliance with all applicable laws, ordinances and regulations, to substantially the same condition in which it existed as of the Commencement Date.  If Landlord fails to repair or restore the Premises within 120 days after the damage or destruction, Tenant may immediately terminate the Lease upon giving Landlord written notice of such termination.

7.2           Partial Destruction.  If the Premises or Building should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred twenty (120) days from the date of the destruction, and insurance proceeds are adequate and available to Landlord for restoration, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage.  If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, the Base Rent and additional rent payable under this Lease during the period for which the Premises are untenantable shall be prorated on a per diem basis and apportioned in accordance with the portion of the Premises which is usable by Tenant’s use until the restoration of the Premises is substantially completed.  Landlord shall diligently repair or rebuild the Premises or the Building, in compliance with all applicable laws, ordinances and regulations, to substantially the same condition in which it existed as of the Commencement Date.  In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred twenty (120) days from the date of the destruction, Tenant may at its option immediately terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

7.3           Personal Property Insurance.  Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises.  Tenant shall maintain property insurance on its personal property.  Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.

7.4           Waiver of Subrogation.  Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action, or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees.  Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of’ the terms of the mutual waivers contained in this Section.

7.5           Hold Harmless.  Landlord shall not be liable to Tenant’s employees, agents, invitees, licensees, or visitors, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of

Tenant, its agents, servants, or employees, or of any other person entering upon the Premises under express or implied invitation by Tenant, or caused by the improvements located on the Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises.  Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney’s fees, expenses or claims arising out of any such damage or injury.

7.6           Public Liability Insurance.  Tenant shall during the Term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, which approval shall not be unreasonably withheld, in which Landlord shall be named as an additional insured, under reasonable limits of liability not less than $1,000,000, or such greater coverage as Landlord may reasonably require, combined single limit coverage for injury or death.  Such policy or policies shall provide that thirty (30) days written notice must be given to Landlord prior to cancellation thereof Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.

7.7           Building Insurance Coverage.  Landlord shall maintain throughout the Term of the Lease, or any extension thereof, fire and extended coverage insurance on the Building and the property owned by Landlord located in and about the Building in an amount equivalent to the full replacement cost thereof (excluding foundation, grading and excavation costs) and with such deductibles as Landlord shall determine.  Landlord shall keep the Building insured for the benefit of Landlord against loss or damage by fire and such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Building, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, and civil commotion, provided coverage is obtainable.  Landlord shall also maintain, for its benefit general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Building, and any other insurance that Landlord deems appropriate and is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Building, including loss of rents coverage.

ARTICLE 8. CONDEMNATION

8.1           Substantial Taking.  If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and all rents shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

8.2           Partial Taking.  If a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances.  Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

ARTICLE 9. ASSIGNMENT OR SUBLEASE

9.1           Landlord Assignment.  Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building.  Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer, provided such transferee or assignee assumes all of Landlord’s obligations hereunder in writing for all obligations arising after the date of such sale, assignment or transfer.

9.2           Tenant Assignment.  Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part by operation of law or otherwise (including without limitation a transfer of a majority interest of stock, or transfer of substantially all the assets of a corporation by merger, dissolution or otherwise) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and in no event shall say such assignment or sublease ever release Tenant from any obligation or liability hereunder.  Provided, however, Tenant may without Landlord’s consent (but only after notice is given to Landlord), assign this Lease to (a) any subsidiary or parent company of Tenant, or (b) any entity resulting from a sale, merger, or consolidation of Tenant upon the following conditions: (i) that the total assets and net worth of such assignee shall be equal to or more than that of Tenant immediately prior to such sale, consolidation, or merger; (ii) that Tenant is not at such time in default hereunder; and (iii) that such successor shall execute an instrument in writing in form and substance reasonably acceptable to Landlord fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and shall deliver the same to Landlord.  Notwithstanding anything in this Lease to the contrary, in the event of any assignment or sublease, any option or right of first refusal granted to Tenant shall not be assigned by Tenant to any assignee or sublessee.  No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.

9.3           Conditions of Assignment.  If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might reasonably request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord’s receipt of Tenant’s proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options: (1) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such. space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (2) refuse to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives tenant written notice providing otherwise.  Upon the occurrence of an event of default, if all or any part of the Premises are assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums. Any collections directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

9.4           Rights of Mortgage.  Tenant accepts this Lease subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, casements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant’s interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees within ten (10) business days notice to execute a subordination, non-disturbance and attornment agreement and such additional instruments as Landlord may reasonably require.  If the interest of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the “Purchaser”) under the terms, covenants and conditions of this Lease for the balance of the Term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord.  Notwithstanding the forgoing, Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder.

9.5           Tenant’s Statement.  Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord’s mortgagee, a statement certifying if applicable, the following; whether Tenant is in possession of the Premises; whether the Premises are acceptable; whether the Lease is in full force and effect; whether the Lease is modified or amended; whether Tenant claims any present charge, lien, or claim of offset against rent; whether the rent is paid for the current month and the amount prepaid, if any; whether there is any existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord’s mortgagee.  Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord, a current financial statement of Tenant, certified as true and correct by Tenant.

ARTICLE 10. LIEN

Intentionally omitted.

ARTICLE 11. DEFAULT AND REMEDIES

11.1         Default by Tenant.  The following shall be deemed to be events of default (“Default”) by Tenant under this Lease; (1) Tenant shall fail to pay when due any installment of Base Rent or additional rent and such failure shall be continuing for a period of more than five (5) days after such installment was due or any other payment required pursuant to this Lease for a period of more than five (5) days after written notice to Tenant that such amount was due; (2) Tenant shall abandon any substantial portion of the Premises; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and such default shall continue for a period of more than fifteen (15) days after written notice to Tenant; provided, however, if such default may not be practicably cured by Tenant within such fifteen (15) day period, and provided further Tenant shall commence to cure the default within the fifteen (15) day period, the fact that the default is not cured within the fifteen (15) day period shall not constitute a breach of the Lease so long as Tenant diligently proceeds to cure the default and such default is cured within a reasonable period thereafter; (4) Tenant shall file a petition or if an involuntary petition is filed against Tenant (which is not dismissed within sixty (60) days or said filing), or becomes insolvent, under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and/or project of which the Premises are a part, which is not released within sixty (60) days of the date such claim or lien first attached.

In the event that an order for relief is entered in any case under the United States Code, Title 11 (the “Bankruptcy Code”) in which the Tenant is the debtor, the Tenant as debtor-in-possession, or any Trustee who may be appointed, if applicable, agrees as follows (i) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly compensation for use and occupancy of the Premises, an amount equal to the fixed rent as well as other charges due pursuant to the Lease; (iii) if Tenant or the Trustee seeks to assume the Lease, then Tenant, or Trustee, if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant’s future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent of the rental and other charges due for the balance of the Lease term or three (3) months rent (“Security”), to be held (without any allowance for interest thereon) to secure Tenant’s obligations under the Lease; (iv) if Tenant or Trustee, seeks to assume or assign the Lease, Tenant or Trustee agrees to give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease; (v) if Tenant or Trustee seeks to assign this Lease after assumption of the same, then Tenant or the Trustee, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of the proposed assignee’s future performance under the Lease by depositing with Landlord a sum equal to the Security to be held (without any allowance for interest thereon) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any “fire”, “bankruptcy”, “going out of business” or auction sale in or from the Premises; (vi) Tenant or Trustee agrees to give at least thirty (30) days prior written notice of any abandonment of the Premises or rejection of the Lease; (vii) if Tenant or the trustee, rejects the Lease as described in the applicable provisions of the Bankruptcy Code, Tenant or Trustee consents to the entry of an order by the Bankruptcy Court permitting the immediate lifting of the automatic stay, waiving notice and hearing of the entry of same, so the Landlord may offset any security deposits or other monies being held by the Landlord against any and all obligations due and owing pursuant to the Lease; (viii) without limiting the foregoing, Tenant and/or the Trustee releases Landlord from any and all causes of action, claims, demand, defenses, set offs and the like under Sections 502 (d), 542, 547, 548, 550, 551 and 553 of the Bankruptcy Code; (ix) the Tenant or Trustee agrees that the Landlord will have an allowed claim in the Tenant’s bankruptcy case in the amount equal to the obligations which remain due and owing pursuant to the provisions of the Lease.

11.2         Remedies for Tenant’s Default.  Upon the occurrence of a Default as defined above Landlord may elect either (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant’s bankruptcy estate, or (ii) to terminate Tenant’s right to possession only without canceling and terminating Tenant’s continued liability under this Lease.  Notwithstanding the fact that initially Landlord elects under (ii) to terminate Tenant’s right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving ten (10) days written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

In the event of election under (ii) to terminate Tenant’s right to possession only, Landlord may at Landlord’s option, enter into the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant’s obligations to pay all amounts hereunder for the full stated term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such reentry shall be conducted in the following manner; without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises; and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord may, but is not obligated to, release the Premises, or any part thereof, to any one other than the Tenant for such time and upon such terms as Landlord, in Landlord’s sole discretion, shall determine Landlord may make alterations and repairs to the Premises to the extent deemed by Landlord necessary or desirable.

Upon such reentry, Tenant shall be liable to Landlord as follows:

A.            For all reasonable attorney’s fees incurred by Landlord in connection with exercising any remedy hereunder;

B.            For the unpaid installments of Base Rent, additional rent or other unpaid sums which were due prior to such reentry, including interest and late payment fees, which sums shall be payable immediately.

C.            For the installments of Base Rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry during which the Premises remain vacant, including late payment charges and interest, which sums shall be payable as they become due hereunder.

D.            For all expenses incurred in releasing the Premises, including reasonable leasing commissions, attorney’s fees, and costs of alteration and repairs, which shall be payable by Tenant as they are incurred by Landlord; and

E.             While the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

Notwithstanding Landlord’s election to terminate Tenant’s right to possession only, and notwithstanding any releasing without termination, Landlord at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter by payable pursuant to the foregoing, but not in diminution of the amounts payable as provided above before termination), as damages for loss of bargain and not as a penalty, an aggregate sum equal to the amount by which the rental value of the portion of the term unexpired at the time of such election is less than an amount equal to the unpaid Base Rent, percentage rent, and additional rent and all other charges which would have been payable by Tenant for the unexpired portion of the term of this Lease, which deficiency and all expenses incident thereto, including reasonable commissions, attorney’s fees, expenses of alterations and repairs, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the term had not expired.

If this Lease shall be terminated by reason of the bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant’s estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

11.3         Landlord’s Right to Perform For Account of Tenant.  If Tenant shall be in Default under this Lease, Landlord may cure the Default at any time for the account and at the expense of Tenant.  If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord within ten (10) days of receiving a statement that sets forth the nature of the work performed, supplies furnished or any amount expended by Landlord in connection with the cure, including, without limitation, reasonable attorney’s fees and interest.

11.4         Interest and Attorney’s Fees.  In the event of a Default by Tenant; (1) if a monetary default, interest shall accrue on any sum due and unpaid at the rate of the lesser of ten percent (10%) per annum or the highest rate permitted by law and, if Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord’s costs of collection, including reasonable attorney’s fees for the services of the attorney, whether suit is actually filed or not.

11.5         Additional Remedies, Waivers, Etc.

A.            The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law.  All rights and remedies shall be cumulative and not exclusive of each other.  Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

B.            A single or partial exercise of a right or remedy shall not preclude a farther exercise thereof, or the exercise of another right or remedy from time to time.

C.            No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiesce to, a Default.

D.            No waiver of a Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

E.             No action or inaction by Landlord shall constitute a waiver of a Default.

No waiver of a Default shall be effective unless it is in writing and signed by Landlord.

11.6         Default by Landlord.  Landlord shall not be deemed to be in default under this Lease until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within fifteen (15) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than fifteen (15) days to cure.  Upon an event of default by Landlord, Tenant shall have all remedies provided at law or in equity for such default.

ARTICLE 12. RELOCATION

Intentionally omitted.

ARTICLE 13. AMENDMENT AND LIMITATION OF WARRANTIES

13.1         Entire Agreement.  It is expressly agreed by Tenant and Landlord that this Lease, with specific reference to certain attached exhibits, is the entire agreement of the parties; that there are and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease.

13.2         Amendment.  This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

13.3         Limitation of Warranties.  Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease.

ARTICLE 14. MISCELLANEOUS

14.1         Force Majeure.  Excluding Tenant’s obligation to make timely rent payments, the parties shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to the other, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, act of terrorism, inability to obtain suitable labor, materials or supplies, strikes, lockouts, riots or war.

14.2         Successors and Assigns.  This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.  It is hereby covenanted and agreed that should Landlord’s interest in the Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

14.3         Rent Tax.  If applicable in the jurisdiction where the Premises are issued, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes.  If any, levied or imposed by any city, state country or other governmental body having authority against the Property, such payments to be in addition to all other payments required to be paid to Landlord under the terms of this Lease, any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

14.4                           Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

14.5                           Notice. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.6. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth in Section 1.6, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) (a) three (3) business days after being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.6, or (b) on the date of receipt if being sent by overnight delivery service or hand-delivered.

14.6                           Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

14.7                           Corporate Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually as Tenant. Tenant shall provide Landlord with a resolution of the Board of Directors authorizing the executor and the execution of the Lease.

14.8                           Hazardous Substances. Tenant shall not bring or permit to remain on the Premises or the Building any asbestos, petroleum, or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation (“Hazardous Materials”). Tenant’s violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnity, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney’s fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition, or (ii) the presence or any release of any Hazardous Materials on, under, or about the Premises or the Building during the term of the Lease. Tenant shall clean up remove, remediate and repair any soil or ground water contamination and damage caused by the presence and any release of any Hazardous Materials in, on, under, or about the Premises or the Building during the term of the Lease in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph upon learning of the presence of any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials, which may affect the Premises or the Building. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason of this Lease.

14.9                           Severability. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.10                   Landlord’s Liability. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other shall its interest in the Building as herein expressly provided.

14.11                   Brokerage. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder’s fee or other similar charge in connection with this Lease, other than fees due to Benchmark Commercial Real Estate which are the responsibility of Landlord. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

14.12       Notification To Tenant. Landlord hereby represents and warrants to Tenant that the person authorized to execute this Lease and manage the Premises is Hoyt Management, which has been appointed to act as the agent in leasing management and on behalf of Landlord. Landlord reserves the right to change the identity and status of its duly authorized agent upon written notice to Tenant.

14.13       Right of First Offer. Provided that as of the date Landlord gives Tenant notice that certain space in the Building is or will become available for leasing (the “Offered Space”) Tenant is not in Default beyond any applicable cure period, then Landlord, before offering such Offered Space to anyone, other than Tenant, will offer to Tenant the right to lease the Offered Space on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease.

Such offer will be made by Landlord to Tenant in a written notice (the “Offer Notice”), which will designate the space being offered and specify the terms which Landlord intends to offer with respect to the Offered Space. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance (“Tenant’s Notice”) of such offer within 5 business days after delivery by Landlord of the Offer Notice to Tenant. Time will be of the essence with respect to the giving of Tenant’s Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord in the Offer Notice, Landlord will be under no further obligation to Tenant with respect to such space.

If Tenant at any time declines any Offered Space offered by Landlord, Tenant will be deemed to have irrevocably waived all further rights with respect to the Offered Space, and Landlord will be free to lease the Offered Space to third parties. In such event, upon Landlord’s request, Tenant will execute a release evidencing its waiver of such rights with respect to the Offered Space.

14.14       Representations of Landlord. Landlord warrants and represents to Tenant the following as of the date hereof:

a.             To the knowledge of Landlord, all buildings on the Premises are structurally sound and in good condition and repair (ordinary wear and tear excepted), and all material mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems are in good working order.

b.             To the knowledge of Landlord, any restrictions, covenants and applicable laws and ordinances applying to the Premises permit the presently existing improvements and Tenant’s proposed use of the Premises.

c.             To the knowledge of Landlord, no portion of the Property is subject to any delinquent real estate taxes or pending special assessments, or any decree or order to be sold or is being condemned or otherwise taken by any public authority, nor has Landlord been notified in writing of any proposed assessments or condemnation or other taking.

d.             To the knowledge of Landlord, all utilities required for the current operation of the improvements on the Premises are installed and operating and Landlord has not received written notice of actual or threatened reduction or limitation on use of any utility service now supplied to the Premises.

e.             If Landlord sells its ownership interest in the Premises prior to the expiration of the Term, the sale shall be subject to the terms of this Lease and the Landlord shall require the subsequent owner of the Premises to assume in writing all obligations of Landlord under this Lease.

14.15                  Exhibits. Reference is made to the following Exhibits, which are attached hereto and made apart hereof:

Exhibit A Plan of Demise Premises

Exhibit B Legal Description

Exhibit C Tenant’s Improvements

Exhibit D Sign Restrictions

Exhibit E Rules and Regulations

Exhibit F Parking

SIGNED effective the day and year first above written.

LANDLORD	TENANT
Plymouth 2200 LLP	Enpath Medical, Inc.

By:	By:
John C. Hertig
Its:	Its:	Chief Executive Officer

Exhibit A

To Lease dated May    , 2006

By and Between

Plymouth 2200 LLP,

Landlord, and

Enpath Medical, Inc.,

Tenant

Plan of Demised Premises

BERKSHIRE BUILDING

2200 - 2300 BERKSHIRE LANE, PLYMOUTH, MN

by

CONTINENTAL PROPERTY GROUP, INC.

AVAILABLE LEASESPACE
95,691 S.F. +/-
UNITRON HEARING
92,640 S.F.
OATI
54,647 S.F.
BUILDING UTILITY ROOM

Exhibit B

To Lease dated May    , 2006

By and Between

Plymouth 2200 LLP,

Landlord, and

Enpath Medical, Inc.,

Tenant

Legal Description

Lots 1 and 2, Block 3, Minneapolis Industrial Park 2nd Addition, Hennepin County, Minnesota.

Exhibit C

To Lease dated May    , 2006

By and Between

Plymouth 2200 LLP,

Landlord, and

Enpath Medical, Inc.,

Tenant

Tenant Improvements

Address:
General contractor: KM Building Co	Office Phone #:
Project Manager: Scott Anderson	Cell # :
Superintendent: TBD	Cell # :
Scheduled duration: TBD
Architect: TBD	Phone #:
Project Square Footage	09584
Date of plan: Preliminary

COST	ITEM	Chronimed	Shell	SUBCONTRACTOR
CODE	DESCRIPTION	building	bldg	NOTES

01-102	Demolition		$-	Incl Flooring, walls and clgs as needed per walk thru.
01-130	Temp Facilities (Dumpsters)		$2,800.00	Dumpsters for construction
06-650	Millwork		$125,000.00	Incl. millwork allowance for shelving, pass thru’s, c-lops shelving etc.
08-820	Doors/Frames/Hdwe		$19,100.00	Incl. 12 dbl & 6 single doors (relocated in chronimed) now in shell
08-880	Glass/Glazing		$15,500.00	Incl 10–1x6 windows and 18-vision kits in doors
09-920	Carpentary/Drywall		$78,500.00	Incl drywall to deck per plans (all walls on 3rd to deck)
09-930	Ceramic		$22,500.00	Ceramic in restrooms is existing (new in shell similar in size)
09-950	Acoustical Ceilings		$225,000.00	Incl patch acoustical in demo (new in clean rooms), New thru-out in shell bldg
09-968	Carpet		$263,427.00	Incl new carpet in office area’s welded sheet vinyl in [ILLEGIBLE]. Vcl @ mfg [ILLEGIBLE]
09-990	Paint/VWC		$255,000.00	Incl new paint through-out
10-800	Specialties		$2,500.00	Incl grab bars, and accessories (new restrooms)
15-100	Plumbing		$85,000.00	Incl sinks, drains, airlines, etc
15-500	Fire Protection		$85,000.00	Relocate and adjust height on heads
15-800	HVAC		$240,000.00	HVAC per new lay-out
15-800	HVAC - Clean room		$1,040,000.00	Incl clean rm units @ 10,000 parts
16-001	Electrical -Energy efficient fixtures		$150,000.00	Demo, clean room fixtures, panels, transformers, mechanical systems, & permit
	Electrical - Clean room		$375,000.00	Clean room lights class 10000 fixtures. Power for cln-room units
16-002	Fire Alarm		$30,000.00	Allowance for fire alarm

			$-
			$-
	GENERAL CONDITIONS
01-130	Misc - Materials		$43,714.91
01-110	Permit		$25,000.00
01-140	Cleaning		$18,500.00	Incl final construction cln (certification cln by tenant)
17-001	Supervision		$32,500.00	Incl full time supervision (12 wks)
01-116	Insurance		$22,755.31
	SUBTOTAL		$3,056,797.22
20-001	OVERHEAD & PROFIT		$137,555.87
	GUARANTEED NOT TO EXCEED TOTAL		$3,194,353.09

	Cost per Square Foot		$32.08

	ADD/ALTS:
Alt #1	To provide electrical engineering for project		$-
Alt #2	To Provide mechanical origin for project		$-
Alt #3	To remove existing unused data cabling		$-	Budget
Alt #4	To install new phone and data cabling		$-	Budget
			$-
			$-

Exhibit D

To Lease dated May     , 2006

By and Between

Plymouth 2200 LLP,

Landlord, and

Enpath Medical, Inc.,

Tenant

Sign Restrictions

Land Lord Attorney will send info before Monday. (Denny Maas)

Exhibit E

To Lease dated May    , 2006

By and Between

Plymouth 2200 LLP,

Landlord, and

Enpath Medical, Inc.,

Tenant

Rules and Regulations

Any sign, lettering, picture, notice, or advertisement installed on or in any part of the Premises and visible from the exterior of the Premises shall be installed at Tenant’s sole cost and expense, and in such manner, character, and style as Landlord may approve in advance in writing. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

No awning or other projection shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens visible for the exterior of the Premises shall be attached to or hung in, or used in connection with any window or door of the Premises without prior written consent of Landlord. Such curtains, blinds, shades, screens, or other fixtures must be of quality, type, design, and color and attached in the manner approved in advance by Landlord.

Tenant, its servants, employees, customers, invitees, and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, or halls in and about the Building which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Tenant.

Tenant shall not make excessive noises, cause disturbances or vibrations, or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to other tenants and occupants of the Building.

Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to Premises closed and secured after normal business hours.

In no event shall Tenant bring into the Building flammables, such as gasoline, kerosene, naphtha, and benzene, or explosives or any other substance of intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Building shall at any time be increased, Tenant shall be required to make immediate payment of the whole of the increased insurance premium.

The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than this for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who; or in whose servants, employees, agents, visitors, or licensees; shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

The outside areas immediately adjoining the Premises shall be kept clean by Tenant and Tenant shall not place or permit any obstructions or merchandise in such areas.

The use of parking shall be subject to reasonable regulations as Landlord may promulgate from time to time uniformly to all tenants. Tenant agrees that it will not use more that its prescribed number of stalls at any one time, and will not use or permit the use by its employees of the parking area for the overnight storage of automobiles or other vehicles. There will not be any assigned exclusive parking spaces available to any tenant of the building except with prior, written consent of the Landlord.

Tenant shall pay for and maintain its own separate rubbish container (dumpster). Such container shall be placed at the rear of the Building and must have a lid so as to prevent scattering of trash.

Tenant and its servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or its agent may from time to time adopt. Landlord shall give written notice of any additional rules and regulations.

Landlord reserves the right at any time and from time to time as reasonably necessary to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord’s judgment, for its best interest or for the best interest of the tenants of the Building.

Exhibit F

To Lease dated May    , 2006

By and Between

Plymouth 2200 LLP,

Landlord, and

Enpath Medical, Inc.,

Tenant

Parking

ANNAPOLIS LANE
24TH AVENUE NORTH
ANNAPOLIS LANE
INTERSTATE HIGHWAY NO. 494
BERKSHIRE LANE
EXISTING BUILDING
SEE AREA PLAN 2/A-1
INDUSTRIAL PARK BOULEVARD
NORTH

1 / A-1 OVERALL SITE PLAN

1" = 100'-0"